
<ARTICLE>                                        5
<LEGEND>
     This schedule contains  summary financial information  extracted from
     Condensed Consolidated Statements of Financial Position and Condensed
     Consolidated Statements of Income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>                  1,000,000
<CURRENCY>                     USD

<PERIOD-TYPE>                        3-MOS
<FISCAL-YEAR-END>              DEC-31-1999
<PERIOD-START>                 JAN-01-1999
<PERIOD-END>                   MAR-31-1999
<EXCHANGE-RATE>                        1.0
<CASH>                               3,408 <F1>
<SECURITIES>                         3,498 <F2>
<RECEIVABLES>                        7,196
<ALLOWANCES>                            83
<INVENTORY>                              0
<CURRENT-ASSETS>                         0 <F3>
<PP&E>                               1,438
<DEPRECIATION>                         763
<TOTAL-ASSETS>                      20,484
<CURRENT-LIABILITIES>                    0 <F3>
<BONDS>                                576 <F4>
<PREFERRED-MANDATORY>                  850 <F5>
<PREFERRED>                              0
<COMMON>                               258 <F6>
<OTHER-SE>                           2,629
<TOTAL-LIABILITY-AND-EQUITY>        20,484
<SALES>                                  0
<TOTAL-REVENUES>                     1,699
<CGS>                                    0
<TOTAL-COSTS>                            0
<OTHER-EXPENSES>                     1,603 <F7>
<LOSS-PROVISION>                         0
<INTEREST-EXPENSE>                      21
<INCOME-PRETAX>                         96
<INCOME-TAX>                            36
<INCOME-CONTINUING>                     60
<DISCONTINUED>                           0
<EXTRAORDINARY>                          0
<CHANGES>                                0
<NET-INCOME>                            50
<EPS-PRIMARY>                         0.19 <F6>
<EPS-DILUTED>                         0.19 <F6>

<F1>  Includes short-term investments.
<F2>  Includes fixed maturities and equity securities at fair value.
<F3>  Not applicable based on current reporting format.
<F4>  Represents notes payable.
<F5>  Redeemable  preferred  stock.   Includes   Company-obligated   Mandatorily
      Redeemable Preferred Capital Securities of Subsidiary Trust Holding Solely the Company's Junior Subordinated Debentures.
<F6>  Adjusted to reflect three-for-two stock split effective May 4, 1999.
<F7>  Represents total expenses.

